UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K/A

(Amendment Number One)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 15, 2015 (January 1, 2014)

SINO PAYMENTS, INC.

 (Exact name of registrant as specified in its charter)

Nevada	000-53537	26-3767331
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

7/F., DartonTower

142 WaiYip Street, Kwun Tong

Kowloon, Hong Kong

 (Address of principal executive offices)

inapplicable

(no zip or postal code)

Phone: (852) 2950 4288

(Registrant’s Telephone Number,

including area code)

Inapplicable

(Former name or former address, if changed since last report)

Copy of all Communications to:

Paul Richter

PW Richter PLC

3901 Dominion Townes Circle

Richmond, Virginia 23223

Phone: (804) 644-2182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A is an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by Sino Payments, Inc. (“Company” or “SINO”) with the Securities and Exchange Commission (the “SEC”) on February 3, 2014, (Event Date of January 1, 2014), concerning the Share Exchange Agreement, dated November 24, 2011, (“Share Exchange Agreement”) with TAP Investments Group Limited (“TIG”), a Hong Kong SAR Limited Company (which subsequently changed its name to Value Exchange Int’l (China) Limited (“VEI CHN”) on May 13, 2013), and VEI CHN stockholders, which Share Exchange Agreement was amended by a December 1, 2013 Supplementary Agreement between SINO and VEI CHN and VEI CHN stockholders. Under the Share Exchange Agreement, as amended, SINO has acquired all of the issued and outstanding equity securities of VEI CHN. This Amendment Number 1 presents the required pro forma and consolidated financial statements of SINO and VEI CHN and its subsidiaries with accompanying notes.

DEFINITIONS OF CERTAIN TERMS USED IN THIS

AMENDMENT NUMBER 1 TO THE CURRENT REPORT ON FORM 8-K.

Except where the context otherwise requires and for purposes of this Amendment Number 1 to Current Report on Form 8-K only:

“We,” “us,” “our company,” “Company,” “our” and “SINO” refer to Sino Payments, Inc., a Nevada corporation and the Reporting Company of this Amendment Number 1 to this Current Report on Form 8-K.

The “Acquired Company” and “VEI CHN” refer to Value Exchange Int’l (China) Limited, and its consolidated subsidiaries, namely Value Exchange Int’l (Hong Kong) Limited (“VEI HKG”) and Ke Dao Solutions Limited (“KDSL”), both are companies incorporated in Hong Kong with limited liability, and Value Exchange Int’l (Shanghai) Limited (“VEI SHG”), a wholly-owned Foreign Enterprise registered in Shanghai, PRC. VEI HKG and KDSL, all of which Hong Kong SAR subsidiaries are collectively referred to as “HKG subsidiaries” and VEI SHG is referred to as “PRC Subsidiary”).

References to the “Bulletin Board” and the “OTC Bulletin Board” are to the Over-the-Counter Bulletin Board, a securities quotation service, which is accessible at the website http://www.finra.org/industry/otcbb/otc-bulletin-board-otcbb. “OTCQB” means The OTC Markets Group, Inc. QB Tier, a national quotation system found at www.otc.com.

References to PRC Subsidiary’s “registered capital” are to the equity securities of PRC Subsidiary, which under PRC law is measured not in terms of shares owned but in terms of the amount of capital that has been contributed to a company by a particular shareholder or all shareholders. The portion of a limited liability company’s total capital contributed by a particular shareholder represents that shareholder’s ownership of the company, and the total amount of capital contributed by all shareholders is the company’s total equity. Capital contributions are made to a company by deposits into a dedicated account in the company’s name, which the company may access in order to meet its financial needs. When a company’s accountant certifies to PRC authorities that a capital contribution has been made and the company has received the necessary government permission to increase its contributed capital, the capital contribution is registered with regulatory authorities and becomes a part of the company’s “registered capital.”

“China” or “PRC” refers to the People’s Republic of China, excluding Taiwan, but including the Special Administrative Regions of Hong Kong and Macau.

All references to “Renminbi” or “RMB” are to the legal currency of China.

All references to “Hong Kong dollars,” or “HK$” are to the legal currency of the Special Administrative Region of Hong Kong.

All references to “U.S. dollars,” “dollars,” or “$” are to the legal currency of the United States of America.

Note: Amounts set forth herein may not always add to the totals due to rounding.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Amendment Number 1 and other reports filed by us from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995, as amended), and information that is based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the Filings, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” “may,” “could,” or the negative or derivatives of these terms and similar expressions as they relate to us or our management identify as forward-looking statements. Such statements reflect the current view of our management with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this Report entitled “Risk Factors”) as they relate to our industry, our operations and results of operations, and any businesses that we acquired or may acquire. Should one or more of the events described in these risk factors materialize, or should our underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned or otherwise indicated by forward looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable as of the date made, we cannot guarantee future results, levels of activity, performance or achievements. We urge you to be cautious of the forward-looking statements. No assurances can be or is given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

•

Our ability to attract and retain management and key personnel with experience in our industry as well as our ability to successfully integrate and operate acquired operations and assets;

•

Our ability to raise capital when needed and on acceptable or affordable terms and conditions;

•

The intensity of competition in our core markets; and

•

General economic conditions in the world and our core market regions.

Except as required by applicable law, including the U.S. federal securities laws, we do not intend to update any of the forward-looking statements to conform them to actual results. The following discussion should be read in conjunction with our pro forma financial statements and the related notes filed herein. Readers should read this Amendment Number 1 in conjunction with the discussion under the caption “Risk Factors,” our financial statements and the related notes thereto in this Amendment Number 1, and in other Filings which we filed and may file from time to time with the Securities and Exchange Commission (the “SEC”).

ITEM 1.01

Entry into a Material Definitive Agreement.

As previously reported, on November 24, 2011, SINO entered into a Share Exchange Agreement (the “Share Exchange Agreement”, as amended by the “Supplementary Agreement” as defined below) with TAP Investments Group Limited (“TIG”), a Hong Kong Limited Company which subsequently changed its name to Value Exchange Int’l (China) Limited (“VEI CHN”) on May 13, 2013. TIG is a privately-held investment holding company with subsidiaries operating in PRC and Asia in information technology solutions service industry. Pursuant to the terms of the Share Exchange Agreement, the holders of a majority of the issued and outstanding equity securities of TIG (“Majority Stockholders of TIG”) agreed to exchange 70% of their equity securities holdings in TIG in exchange for 50% of the issued and outstanding shares of Common Stock, $0.00001 par value per share, of SINO (the “SINO Common Stock”), subject to and after a reverse split of shares of the outstanding and issued SINO Common Stock.

The consummation of the share exchange under the Share Exchange Agreement (“Share Exchange”) was subject to certain usual and customary conditions, including among others, SINO effecting a 1 to 6 reverse stock split in order to reduce its issued and outstanding shares of Common Stock from 72,000,000 to 12,000,000 shares of $0.00001 par value per share. TIG Stockholders exchanged all of the shares of TIG capital stock for a newly issued 12,000,000 shares of SINO Common Stock, calculated post reverse split. There were no TIG preferred shares issued and outstanding.

The Share Exchange Agreement also contained an share exchange arrangement that SINO issued 1,000,000 common shares at $0.00001 par value per share to VEI CHN shareholder in exchange for its 51% holdings in a VEI CHN subsidiary, TAP e-Payment Services (HK) Ltd. (“TeP”) in 2011, which TeP was intended to develop a new digital technology application system for the retail industry (“Application”).

On December 1, 2013, SINO and VEI CHN entered into an agreement to close down TeP by transferring the costs of investment in the Application system to VEI HKG, another subsidiary of VEI CHN. Both parties agreed to complete this transaction by allowing the 166,667 shares of SINO Common Stock held by VEI CHN to be transferred to the majority stockholder of issued and outstanding shares of VEI CHN capital stock (“Majority Stockholder of VEI CHN”) in exchange for the remaining 30% of the issued and outstanding shares of VEI CHN capital stock to be transferred to SINO by the Majority Stockholder of VEI CHN. After the completion of this exchange transaction, SINO and the Acquired Company concluded the Share Exchange. The closing of the Share Exchange (the “Closing”) took place on January 1, 2014 (the “Closing Date”), remotely via the exchange of documents and signatures on the day the conditions to closing set forth in Articles V and VI of the Share Exchange Agreement being satisfied or waived.

The summary of the Share Exchange Agreement and Supplementary Agreement in this Amendment Number 1 is qualified in their entirety by reference to the actual agreements (as filed to this Amendment Number 1 as Exhibits 10.1 and 10.2, respectively). It is not intended that the Share Exchange Agreement and Supplementary Agreement to be a source of financial, business or operational information, or provide any other factual information, about SINO, TIG or its respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Share Exchange Agreement and Supplementary Agreement are made only for purposes of such agreements; are referred as of specific dates; are solely for the benefit of the parties thereto (except as otherwise specifically set for therein); may be subject to limitations agreed upon by the parties thereto, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties, instead of establishing these matters as facts; and may be subject to standards of materiality and knowledge applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof in the Share Exchange Agreement and Supplementary Agreement as characterizations of the actual state of facts or conditions of SINO or TIG or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representation, warranties and covenants may change after the date of the Share Exchange Agreement and Supplementary Agreement, which subsequent information may or may not be fully reflected in SINO’s public disclosures or public disclosure concerning TIG.

The foregoing description of the Share Exchange Agreement does not purport to be complete and is qualified in its entirety by the Share Exchange Agreement and Supplementary Agreement, a copy of each is attached to this Amendment Number 1 as Exhibit 10.1 and Exhibit 10.2, respectively, which agreements are incorporated herein by reference.

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

The completion of the Share Exchange and related agreements and transactions is set forth in Item 1.01 above. The completion of the Share Exchange resulted in VEI CHN becoming a wholly owned subsidiary of SINO and the subsidiaries of VEI CHN becoming part of SINO’s consolidated operations.

Accounting Treatment of the Merger. For financial reporting purposes, the Share Exchange represents a "reverse merger" rather than a business combination and SINO is deemed to be the accounting acquiree in the transaction. The Share Exchange is being accounted for as a reverse-merger and recapitalization. SINO is the legal acquirer but accounting acquiree for financial reporting purposes and VEI CHN is the acquired company but accounting acquirer. Consequently, the assets and liabilities and the operations that will be reflected in the historical financial statements prior to the Share Exchange will be those of VEI CHN and will be recorded at the historical cost basis of VEI CHN, and no goodwill will be recognized in this transaction. The consolidated financial statements after completion of the Share Exchange will include the assets and liabilities of VEI CHN and SINO, and the historical operations of SINO and the combined operations of VEI CHN from the initial closing date under the Share Exchange Agreement.

The description of operations and business of SINO and VEI CHN are set forth below.

BUSINESS

History of the Company and the Acquired Company

 History of Sino Payments, Inc.

We were incorporated in the State of Nevada on June 26, 2007 under the name China Soaring Inc. On November 26, 2008, we changed the Company's name to Sino Payments, Inc. Our initial business was to operate a credit card processing and merchant-acquiring services company that provides credit card clearing services to merchants and financial institutions in PRC. Since inception, we have strived to implement our business plan, including the key step of creating our Global Processing Platform (“SinoPay GPP”) and establishing our website, www.sinopayments.com.

Specifically the Company’s business is to be a provider of Internet Protocol (“IP”) processing services in Asia to bank card-accepting merchants. We market our services to local merchants with regional retail locations across Asia Pacific as potential customers of their IP and related credit card and debit card processing systems. We offer interoperability through what is envisioned as a highly efficient infrastructure and perceived exceptional knowledge of the IP processing market through our SinoPay GPP platform. The SinoPay GPP system facilitates the processing of all major credit card types (Visa/MC/AMEX/Diners/Discover/JCB) and will be integrated with China UnionPay to provide processing of UnionPay Debit cards in China. SINO intends to deploy the SinoPay GPP platform throughout Asia with a focus on China, Hong Kong, Thailand, Philippines, Malaysia, Korea, and Japan.

As of the date of this Amendment Number 1, we still have not implemented any IP processing services to any customer.

With the completion of, the Share Exchange, the Company’s intent is to integrate and develop its IP Business within the businesses of the Acquired Company and its subsidiaries in Information Technology Services and Solutions to the Retail Sector (“IT Business”) in PRC and Asia Pacific Region. We believe that the IT Business of the Acquired Company will supplement and enhance the efforts in the IP sector. We will evaluate the merits of this business strategy from time to time and may elect in the future to continue to pursue an IP/IT Service business or focus more on one segment than the other. Any change in business focus will be based on current economic conditions, competitive environment, our available cash and infrastructure resources, current customer demand trends and financial results of each segment of our post-Share Exchange business plan. Integration of the IP Business and IT Business should be completed by 2016.

History of Value Exchange Int’l (China) Limited

VEI CHN was first established on November 16, 2001 in Hong Kong SAR with limited liability in the name of Triversity Hong Kong Limited and subsequently changed its name to Triversity (Asia Pacific) Limited on April 24, 2002 and then further changed its name to TAP Investments Group Limited on November 16, 2007. VEI CHN changed to its current name as Value Exchange Int’l (China) Limited on May 13, 2013.

VEI CHN is an investment holding company with two subsidiaries established in Hong Kong SAR, namely TAP Services (HK) Limited which was incorporated on August 25, 2003, and subsequently changed to its current name, Value Exchange Int’l (Hong Kong) Ltd. (“VEI HKG”), on May 13, 2013 and Ke Dao Solutions Limited (“KDSL”) which was incorporated on May 14, 2013. VEI CHN also set up a Wholly-owned Foreign Enterprise (WOFE) in Shanghai, PRC, in September 2, 2008 in the name of Value Exchange Int’l (Shanghai) Limited (“VEI SHG”).

The principal business of VEI CHN is to provide information technology services and solutions to Retail Sector in Hong Kong and Macau SAR and in major cities of PRC. The main business partner of the group is Wincor Nixdorf Corporation (“WNC”), a German listed group with subsidiaries in PRC. Over these years, VEI CHN and its subsidiaries serve the AS Watson Group, a retail conglomerate, directly and through a sub-contracting arrangement with WNC in the region. This contributes almost 70% to 80% of the gross sales revenue each year to VEI CHN. In recent years, VEI HKG secures a number of service contracts for a leading retail group, Robinson Retails Group, in Philippines. PCCW, Inland Revenue Department of the Hong Kong SAR Government and The Dairy Farm Company Ltd. have also become major customers of the VEI CHN Group.

The annual sales of VEI CHN group have been increasing over the past few years in its principal business by expanding its customer base and its scope of services including system development and enhancement in functions relating to POS Retalix system, which is a fully integrated, modular, open architecture POS solution for operational and management functions and capable of integration with IP systems.

Business Focus after Share Exchange

With the completion of the Share Exchange and throughout fiscal year 2015 and 2016, SINO is focusing and will focus its business in IT Business and will seek to implement its IP and related credit card and debit card processing systems as part of the IT Business. We shall also seek business opportunities in the applications of digital technology which can raise our customers’ competitive edge leading to increase in market share and profitability in their business sectors.

With respect to the IP Business, the Company’s strategy is to market credit card processing services to retail merchants in targeted markets, offer its merchant-acquiring base to selected banks, provide support using world-class technology platforms, and maximize strategic partnerships to accelerate market development. We provide credit and debit card processing services to target companies that maintain regional retail store operations in Asia, such as large department stores, regional supermarket chains, and other retailers with a presence in multiple markets in Asia, and specifically China. Our focus continues to be on multinational retailers based in China and Hong Kong. Expansion of services to other Asian markets will rely upon our ability to establish a profitable operation in Hong Kong and China.

With respect to the IT Business, the Company’s strategy is to establish a profitable operation in Hong Kong and then seek to expand its IT services to commercial customers in the Hong Kong and China markets.

POST-SHARE EXCHANGE CORPORATE STRUCTURE

As set forth in the following diagram, following the integration of operations, which we anticipate will occur in fiscal year 2016, a diagrammatic representation of our integrated corporate structure, indicating the legal domicile, geographic location and ownership/control, is as follows:

Marketing

Initially, our IP Business services were promoted by one of our Directors, Mr. Matthew Mecke. He was responsible for promoting credit and debit card processing services to retail stores located in Asia before January 1, 2014.

With the Acquisition, we use and anticipate utilizing several other marketing activities in our attempt to make our services known to corporations and attract clientele. These marketing activities are designed to inform potential clients about the benefits of using our IT Business and IP Business services and include and will include the following: development and distribution of marketing literature; direct mail and email; advertising; promotion of our web site; and industry analyst relations campaign.

VEI CHN and its subsidiaries have been providing IT services mainly in POS (point of sale) maintenance and support to the retail sector for more than 15 years. Over these years, the VEI CHN group has been serving ASW Group’s retail chain, the Watsons, ParknShop in Hong Kong territory and PRC. In the last few years, the VEI CHN Group has extended its clientele to other sectors, including leading telecommunication company, PCCW and Inland Revenue Department of Hong Kong SAR Government.

VEI CHN Group has Sales and Marketing team in each regional office to promote and maintain good business relationships with our customers. We strive to provide high quality and fast response services to our customers in our VEI CHN Help Centre, Maintenance Support Team and Professional IT Engineer to help customers solving their problems and satisfying their IT needs.

Competition

IT Business. VEI CHN Group has been serving in IT business sectors for over 15 years, focusing on POS maintenance and support to retail sector. The VEI CHN Group will continue its key business and seek to expand its client base to gain more market shares. When and if SINO has sufficient funding and has a stable, integrated IT Business and IP Business, SINO may also acquire companies in the Asia Pacific region with similar businesses. The operating subsidiaries will also cooperate with strategic partners in the local markets to secure and provide maintenance services to major retail customers. We face significant competition from large multinational service providers, such as Wincor Nixdorf, NCR, Fujitsu, IBM, Toppan Forms and large national companies, such as Octopus card, an electronic payment in online or offline system in Hong Kong. Though VEI CHN Group faces keen competition in the maintenance service market, it has a well-trained technical team which we believe offers premier services to the satisfaction of our customers.

IP Business. The payment processing industry is highly competitive. We compete with other providers of payment processing services on the basis of the following factors: quality of service; reliability of service; ability to evaluate, undertake and manage risk; speed in approving merchant applications; and price.

We will be competing with both small and large companies in providing payment processing and related services to a wide range of merchants. Our competitors, such as Paypal, Visa and large national companies, such as Alipay and Octopus, sell their services either through a direct sales force, generally concentrating on larger accounts, or through Independent Sales Organizations, telemarketers or banks, generally concentrating on smaller accounts. There are a number of large payment processors that serve a broad market spectrum from large to small merchants; further, certain of these provide banking, ATM, and other payment-related services and systems in addition to bank card payment processing. There are also a large number of smaller payment processors that provide various services to small- and medium-sized merchants.

Some of our competitors have substantially greater capital resources than we have and operate as subsidiaries of financial institutions or bank holding companies, which may allow them on a consolidated basis to own and conduct depository and other banking activities that we do not have the regulatory authority to own or conduct. Since they are affiliated with financial institutions or banks, these competitors do not incur the costs associated with being sponsored by a bank for registration with card networks and they can settle transactions quickly for their own merchants. We do not, however, currently contemplate acquiring or merging with a financial institution in order to increase our competitiveness.

Security of Computer Networks

We maintain certain computer networks, computer systems and databases in connection with our business operations and services. We use readily available security programs to protect these systems and databases. Any security system or program may be vulnerable to hacking or security breaches, especially since hacking and malicious programs are constantly evolving to overcome new security measures. Like any company’s computer and network systems and databases, our systems and databases could be vulnerable to security hacking or malicious programs. We have not experienced any significant security breaches or problems as of the date of this Amendment Number 1.

Key Personnel

The following personnel are considered critical to our operations: Kenneth Tan and Benny Lee, who provide executive management services and strategic direction. We do not have key man insurance to fund replacement of any key personnel. We also frequently use third party consultants acting as independent contractors to assist in the completion of various projects. Third parties are instrumental to keep the development of projects on time and on budget. Reliance on independent contractors is common in technology services businesses.

Insurance

Except the Company’s subsidiaries in (i) PRC are required to cover its employees with medical, retirement and unemployment insurance programs, and (ii) Hong Kong are required to cover its employees with labor insurance programs under the prevailing laws and regulations of the PRC and in Hong Kong, we do not maintain other insurance. Because we may not have sufficient insurance, if we are made a party to a liability action, we may not have sufficient funds to defend the litigation or may suffer another liability. If that occurs a judgment or liability that is not covered by insurance could cause us to cease or reduce operations.

Government Regulation

We are not currently subject to direct Chinese, United States federal, state or local regulation other than regulations applicable to businesses generally or directly applicable to electronic commerce. However, the Internet is increasingly popular. As a result, it is possible that a number of international and local laws and regulations may be adopted with respect to the Internet applications and transactions, including ones used in or serviced by our IP Business or IT Business. These laws may cover issues such as user privacy, freedom of expression, pricing, content and quality of products and services, taxation, advertising, intellectual property rights and information security. Furthermore, the growth of electronic commerce may prompt calls for more stringent consumer protection laws. Existing and future laws and regulations governing the privacy of end user’s or their customers’ information is or may become part of the regulatory burden of conducting our business lines.

We are not certain how our existing businesses may be affected by the application of existing, evolving laws governing issues such as property ownership, copyrights, encryption and other intellectual property issues, taxation, libel, obscenity and export or import matters. The vast majority of such laws were adopted prior to the advent of the Internet. As a result, they do not contemplate or address the unique issues of the Internet and related technologies. Changes in laws intended to address such issues could create uncertainty in the Internet market place, including areas affecting our business lines. Such uncertainty could reduce demand for services or increase the cost of doing business as a result of litigation or regulatory costs or increased service delivery costs. In addition, because our services are available over the Internet in multiple states and foreign countries, other jurisdictions may claim that we are required to qualify to do business in each such state or foreign country. Our failure to qualify a business in a jurisdiction where it is required to do so could subject it to taxes and penalties. It could also hamper our ability to enforce contracts in such jurisdictions. The application of laws or regulations from jurisdictions whose laws currently apply to our business could have a material adverse affect on our business, results of operations and financial condition.

Employees

We have more than 180 employees, including officers of the Company and including employees and officers of VEI CHN and its subsidiaries.

Property

We own no real property. Our company and subsidiary operations leases the following office spaces:

1)

7/F, Darton Tower, 142 Wai Yip Street, Kwun Tong, Kowloon, Hong Kong

2)

Unit G, 18/F, Legend Tower, 7 Shing Yip Street, Kwun Tong, Kowloon, Hong Kong (Terminated in April 2015)

3)

Room 02, 41/F, Zhujiang International Building, No.112 Yuehua Road, Guangzhou, China 510030

4)

Room 705, 7/F, Cai Wu Wei Jing Long Building, No. 139 Hong Bao Road , Shen Zhen, China 518001

5)

Unit A, 21/F, Tower B, Honglong Century Plaza, No. 4002, Shennan East Road, Luohu District, Shenzhen 518001 (Terminated in July 2014)

6)

Room 1109, Simike Building, No. 800 Shangcheng Road, Pudong New District, Shanghai, China 200122

7)

Room C, 21/F, 29 Xiang Cheng Road, Shanghai, China 200122 (Terminated in September 2015)

8)

Room MIT West Wing, GC Tower, No. 577 Pudian Road, Shanghai, China, 200122 (Terminated in September 2015)

9)

Room 1107, 2/F, No. 15 West Majiapu Road, Fengtai District, Beijing, China 100068

10)

Room 202, Unit 11, Building, No. 53 Jiaomen West Road, Fengtai District, Beijing, China 100068 (Terminated in June 2015)

We believe that the above space is sufficient for our current operations. We paid $143,779 and $134,302 in aggregate lease payments in fiscal year 2014 and 2013 respectively for the above spaces.

DIRECTORS AND EXECUTIVE OFFICERS.

Identification of Directors and Executive Officers

The following table sets forth the names and ages of our current director(s) and executive officer(s) as of December 31, 2013 and 2014:

Name	Age	Position with the Company	Director Since
Matthew Mecke	46	Director	11/ 21/08
Raymond Lee (1)	58	Director	05/04/11
Kenneth Tan	51	Chief Executive Officer, President and Director	08/26/13
Bella Tsang (2)	50	Secretary, Treasurer, Principal financial officer and Director	08/26/13
Alex Chan (3)	59	Director, Treasurer and Chief Financial Officer	08/26/13
Johan Pehrson	57	Director	07/07/14
Edmund Yeung	44	Director	06/25/15

Footnote:

(1)

On April 10, 2015, Raymond Lee resigned as a member of the SINO’s Board.

(2)

On August 26, 2013, Bella Tsang was appointed as a Secretary and Director of the Company; and on June 25, 2015, she was appointed as a Treasurer and principal financial officer of the Company.

(3)

On June 25, 2015, Alex Chan resigned as Chief Financial Officer, Treasurer of the Company, and a member of the SINO’s Board.

The business experience during the past five years of the person presently listed above as an Officer or Director of the Company is as follows:

Matthew Mecke. Prior to his appointment as Chairman and Chief Executive Officer of SINO, Matthew Mecke was a member of the board of directors of Sino Fibre Communications, Inc. (OTCBB: SFBE) based in China and Hong Kong starting in January 2006. Mr. Mecke also served as president, principal executive officer of Sino Fibre Communications from January 2006 to October 2007 and as chairman of board of directors from January 2006 to December 2007. From October 2003 to January 2006, Mr. Mecke was a founder, vice chairman, president, and Chief Executive Officer of Asia Payment Systems (OTCBB: APYM). From October 1998 to July 1999, Mr. Mecke was a co-founder and served as Senior Vice President, Systems and Product Development for First Ecom.com (NASD: FECC), an international e-commerce payment gateway pioneer based in Hong Kong which linked e-commerce merchants with offshore back-end transaction processing systems. From April 1994 to July 1998, Mr. Mecke was an employee of First Data Corp. (formerly NYSE: FDC) in the United States and Hong Kong. Mr. Mecke was responsible for middle management of retail card system operations. In the late 1990’s, Mr. Mecke was a management executive of First Data Asia in Hong Kong, where his responsibilities included strategic planning, new business development, e-commerce applications and pricing. On August 26, 2013, Mr. Mecke resigned his position as Chief Executive Officer and President of the Company, which resignation did not involve any dispute with the Company. He remains a Director of the Company.

Raymond Lee. Raymond Lee is an accomplished business consultant and operations manager with over fifteen years of corporate experience managing various business sectors including sales, marketing, and operations; developing corporate infrastructure; implementing systems integration; creating strategic business alliances; and integrating solutions to meet customer demands. Since 2008, Mr. Lee has been responsible for managing outsourcing, consulting and systems integration as Managing Director of Atos Origin (Hong Kong). Prior to joining Atos, Mr. Lee served as Vice President of Consulting at BEA Systems from November 2007 to June 2008, where he successfully managed sixty employees in Sales and Services. From August 2004 to October 2007, Mr. Lee worked for Unisys as Vice President & General Manager of Systems and Technology, managing eighty employees in sales and marketing and leading the company’s technology and infrastructure division. Mr. Lee gained additional management experience from July 1999 to December 2003 as Vice President of Sales and Marketing for SRS Labs and Advance Micro Devices. During the 1990’s, Mr. Lee held various senior management positions with major information technology companies and high technology vendors in Asia Pacific. On April 10, 2015, Mr. Lee resigned as a member of the SINO Board of Directors. Mr. Lee’s resignation was not as a result of any disagreement with the Company’s operations, policies or practices.

Kenneth Tan. Prior to his appointment as Chief Executive Officer and President of SINO, Mr. Tan was the President, Sales for Value Exchange International Limited (“VEI”), a related company of VEI CHN, and was responsible to sales for the Asia Pacific region. Before taking up the appointment in VEI, Mr. Tan was the Vice President, Sales of PCCW Solutions since 2003. He has more than 25 years of experience in the IT industries and had held key sales management positions in IBM, Oracle and EDS. He holds a Bachelor of Science degree in Electrical and Electronics Engineering from the University of Hong Kong.

Bella Tsang. Prior to her appointment as Secretary and Director of SINO, Ms. Tsang had been working as Marketing Manager of VEI HKG since 2003 and was responsible for marketing of its solutions to various retailers in the Greater China and the Asia Pacific markets. Ms. Tsang holds a Diploma of Marketing from the Institute of Marketing. She was responsible for organizing training to all level of professional staff in Ernst & Whinney (now Ernst & Young, an international accountancy, auditing and consulting firm) in 1987.

Alex Chan. Alex Chan graduated at Hong Kong Polytechnic University (formerly known as Hong Kong Polytechnic) in 1981. He has become a Fellow Member of the Association of Chartered Certified Accountants in UK since 1987. He was a Fellow Member of the Hong Kong Institute of Certified Public Accountants in 1996 and a Member of Certified General Accountants of B.C., Canada in 2000. Mr. Chan has more than 30 years of experience in corporate finance and accounting management. He worked for Price Waterhouse Hong Kong as an audit assurance consultant during 1977 to 1982. In April 2005, Mr. Chan co-founded AdMediatech Holdings Ltd. in Hong Kong. He took up the position of Finance Director of the company until it was closed down in 2009. During January 2010 to July 2012, he worked as a Finance and Human Resources Consultant for a Consultancy firm. In August 2012, he joined the TAP Group as Management Consultant and in April 2013, he was appointed the Chief Financial Officer of the Group. On June 25, 2015, Mr. Chan resigned as a member of the SINO Board of Directors. Mr. Chan’s resignation was not as a result of any disagreement with the Company’s operations, policies or practices.

Johan Pehrson. Johan Pehrson is one of the two founders of ER-Konsult, a business consultancy firm since 1999 in Sweden. Mr. Pehrson graduated at the University of Umea with a degree in Business Marketing. He has performed more than 1,000 workshops to various organizations to facilitate the development of management, markets and sales. On July 7, 2014, Johan Pehrson was appointed as a member of the SINO Board of Directors.

Edmund Yeung. For the past ten years, Mr. Yeung has been a Managing Director for Whole Glory Investments Ltd., a property investment company. Previously, he also served as the executive director of Combined Chemicals Co., an adhesive product manufacturer, for 15 years. On June 25 2015, Edmund Yeung was appointed as a member of the SINO Board of Directors.

Mr. Kenneth Tan, Mr. Alex Chan and Ms. Bella Tsang are also directors of VEI CHN since 23 May 2013. These three Directors were appointed by SINO in accordance with the terms in the Share Exchange Agreement but were not involved in day-to-day operations or management decision of SINO before January 1, 2014. As such, despite these three common Directors of SINO and VEI CHN, both companies were not deemed to be under common control prior to the Acquisition.

The SINO Board of Directors has no nominating, audit or compensation committee as of the date of this Amendment Number 1, but SINO will explore formation of such committees in fiscal year 2015 and anticipates creation of an audit committee in fiscal year 2015.

Family Relationship

There are no family relationships between any of our directors and our executive officers.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten (10) years, none of our directors, executive officers, promoters, control persons, or nominees has been:

•

the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•

convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•

subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•

found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law and the judgment has not been reversed, suspended, or vacated;

•

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self- regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in this Amendment Number 1’s discussion of related party transactions, none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Stockholder Communication with the Board of Directors.

Stockholders may communicate with the Board by sending a letter to our Board of Directors, c/o Corporate Secretary, 7/F., DartonTower, 142 WaiYip Street, Kwun Tong, Kowloon, Hong Kong for submission to the board or committee or to any specific director to whom the correspondence is directed. Stockholders communicating through this means should include with the correspondence evidence, such as documentation from a brokerage firm, that the sender is a current record or beneficial stockholder of the Company. All communications received as set forth above will be opened by the Corporate Secretary or her designee for the sole purpose of determining whether the contents contain a message to one or more of our directors.

Audit Committee and Audit Committee Financial Expert

The Company does not have an audit committee or an audit committee financial expert (as defined in Item 407 of Regulation S-K) serving on its Board of Directors. All current members of the Board of Directors lack sufficient financial expertise or independence for overseeing financial reporting responsibilities. The Company has not yet employed an audit committee financial expert on its Board due to the inability to attract such a person. The Company is exploring and will explore the recruitment of qualified independent directors to serve as members of and qualified to serve as members of an audit committee.

When formed, the audit committee’s duties will be to recommend to the Company’s board of directors the engagement of an independent registered public accounting firm to audit the Company’s financial statements and to review the Company’s accounting and auditing principles. The audit committee will review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent registered public accounting firm, including their recommendations to improve the system of accounting and internal controls. The audit committee will at all times be composed exclusively of directors who are, in the opinion of the Company’s board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

Code of Ethics

We have adopted a Code of Ethics (the “Code”) that applies to our directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer. A written copy of the Code is available on written request to the Company and was filed with the SEC on July 20, 2009, as part of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2009 and which Code of Ethics is incorporated by reference hereto as Exhibit 10.3 to this Amendment Number 1.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Exchange Act requires our executive officers, directors and beneficial owners of more than 10% of a registered class of our equity securities to file with the SEC statements of ownership and changes in ownership, which is done on Form 3, Form 4 and Form 5. The same persons are required to furnish us with copies of all these Section 16(a) forms they file.

Except as set forth below in this paragraph, and except as disclosed in our previous reports filed with the SEC, we believe that all of our executive officers, directors and beneficial owner of more than 10% of a registered class of our equity securities complied with the applicable filing requirements during fiscal year 2014 and 2015 year to date. Based on information provided to us by our directors, officers and beneficial owners of more than 10% of the issued and outstanding shares of Common Stock, the following transactions were not timely reported under Section 16(a): (1) Director and Treasurer Bella Tsang Po Yee: (a) 870,540 shares disposed on July 15, 2014; (b) 2,950,000 shares disposed on November 14, 2014; (c) 127,618 shares acquired on December 30, 2014; (d) 1,672,558 shares disposed January 16, 2015; (e) 500,000 shares disposed on May 18, 2015; (f) 497,369 shares acquired on May 18, 2015; and (g) 500,000 shares acquired October 8, 2015. (2) Director Tan Seng Wee: 1,639,225 shares acquired on January 16, 2015; (3) Director Edmund Yeung Chun Wing did not timely file a Form 3 in 2015 when he was appointed to the Company Board; (4) Director Matthew Mecke filed a Form 4 on January 23, 2015 for a sale of shares on December 14, 2014; and (5) Director John Pehrson filed a Form 4 on February 17, 2015 for an acquisition of shares on January 12, 2015. In making these statements, we have relied upon examination of the copies of all Section 16(a) forms provided to us and the written representations of our executive officers, directors and beneficial owners of more than 10% of a registered class of our equity securities.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to our executive officers during the twelve month periods ended, December 31, 2014, 2013 and 2012. No other executive officer received compensation greater than $100,000 during any fiscal year period or as of the date of this Amendment Number 1.

Summary Compensation Table

Name and Principal Position	Fiscal Year Ended 12/31	Salary ($)	Bonus ($) (2)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Matthew Mecke (1)	2014	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2012	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Kenneth Tan (2)	2014	150,000	-0-	-0-	-0-	-0-	-0-	-0-	150,000
	2013	115,385	-0-	-0-	-0-	-0-	-0-	-0-	115,385
	2012	2,564	-0-	-0-	-0-	-0-	-0-	-0-	2,564

Alex Chan (3)	2014	61,090	-0-	-0-	-0-	-0-	-0-	-0-	61,090
	2013	47,308	-0-	-0-	-0-	-0-	-0-	-0-	47,308
	2012	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Bella Tsang (4)	2014	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2013	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2012	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Footnotes:

1.

Mr. Mecke, former Chief Executive Officer, Chief Financial Officer, President and a Director of the Company, and as of August 26, 2013, a Director only.

2.

Mr. Kenneth Tan was appointed as Chief Executive Officer and a Director of the Company as of August 26, 2013.

3.

Mr. Alex Chan was appointed as Chief Financial Officer and a Director of the Company as of August 26, 2013.

4.

Ms. Bella Tsang was appointed as Secretary and Director of the Company as of August 26, 2013, and was appointed as Treasurer and principal financial officer of the Company as of June 25, 2015.

There are no other compensatory plans or arrangements except as disclosed, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

No executive officer received any equity awards, or holds exercisable or non-exercisable options, as of the years ended December 31, 2014, 2013 and 2012.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers.

Compensation Committee

We currently do not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Director Compensation

None of the directors received compensation for director services during the fiscal year ending December 31, 2014, 2013 and 2012.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of the fiscal years ended December 31, 2014 and 2013 (i) by each of our directors; (ii) by each of our named executive officers; (iii) by all of our executive officers and directors as a group; and (iv) by each person or entity known by us to beneficially own more than five percent (5%) of any class of our outstanding shares.

As of December 31, 2014 and 2013, there were 26,956,930 and 26,566,930 shares respectively of our common stock outstanding:

		December 31, 2014		December 31, 2013
Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (1) (#)	Percent of Class (2) (%)	Amount and Nature of Beneficial Ownership (1) (#)	Percent of Class (2) (%)
Matthew Mecke (3) Unit T25, GF Bangkok Bank Building 18 Bonham Strand West Sheung Wan, Hong Kong	Common	0	-	512,920	1.93%
Raymond Lee (4) House 22, Capri Villa 136 Yuen Kong Sun Tsuen Pat Heung, N.T. Hong Kong	Common	0	-	0	-
Kenneth Tan (5) Block A1 35h Fl The Beverly Hills 6 Broadwood Hong Kong	Common	1,424,500	5.28%	1,424,500	5.36%
Bella Tsang (6) 7/F., Darton Tower 142 Wai Yip St Kwun Tong, Kowloon Hong Kong	Common	8,473,745	31.43%	12,166,667	45.79%
Alex Chan (7) 7/F., Darton Tower 142 Wai Yip St Kwun Tong, Kowloon Hong Kong	Common	0	-	0	-
Johan Pehrson (8) 3 Westerbergs Gata Halmstad, Sweden 30226	Common	25,000	0.09%	0	-
Edmund Yeung (9) Flat C, 7/F Phase I Kingsford Ind. Bldg 26-32 Kwai Hei St Kwai Chun, N.T. Hong Kong	Common	0	-	0	-
All Officers and Directors as a Group	Common	9,923,245	36.81%	14,104,087	53.08%

Other Beneficial Owners
CEDE & Co PO Box 20 Bowling Green Station, New York, NY, 10004 USA	Common	7,039,155	26.11%	7,039,155	27.53%

(1)

The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2)

Based on 26,956,930 and 26,566,930 issued and outstanding shares of SINO Common Stock as of December 31, 2014 and 2013 respectively.

(3)

Matthew Mecke is a Director of the Company. His beneficial ownership includes 0 and 512,920 common shares as of December 31, 2014 and 2013 respectively.

(4)

Raymond Lee was a Director of the Company and resigned on April 10, 2015. His beneficial ownership includes 0 common shares as of December 31, 2014 and 2013.

(5)

Kenneth Tan is the Company's Chief Executive Officer, President and a Director. His beneficial ownership includes 1,424,500 common shares as of December 31, 2014 and 2013.

(6)

Bella Tsang is the Company's Secretary, Treasurer, Principal financial officer and a Director of the Company. Her beneficial ownership includes 8,473,745 and 12,166,667 common shares as of December 31, 2014 and 2013 respectively.

(7)

Alex Chan was the Company's Treasurer, CFO and a Director of the Company, and resigned on June 25, 2015. His beneficial ownership includes 0 common shares as of December 31, 2014 and 2013.

(8)

Johan Pehrson is a Director of the Company appointed on July 7, 2014. His beneficial ownership includes 25,000 and 0 common shares as of December 31, 2014 and 2013 respectively.

(9)

Edmund Yeung is a Director of the Company appointed on June 25, 2015. His beneficial ownership includes 0 common shares as of December 31, 2014 and 2013.

COMMON STOCK AND MARKET FOR COMMON STOCK

Since March 18, 2013, SINO Common Stock is quoted on The OTC Markets Group, Inc. Pink quotation system (“OTC Pink Sheets”) under the trading symbol “SNPY.” The trading symbol has a limited financial information warning symbol.

Prior to March 18, 2013, the SINO Common Stock was quoted on the OTC Bulletin Board since October 29, 2008, and was originally traded under the symbol “CHIJ.OB.” On December 17, 2008, SINO Common Stock began trading under the trading symbol of “SNPY.OB.”

Because we are quoted on the OTC Pink Sheets, SINO Common Stock is less liquid, receives no or less coverage by security analysts and news media, and generates lower prices than might otherwise be obtained if they were listed on a national securities exchange or NASDAQ.

The Company received a letter from the SEC, dated October 29, 2013, in late October 2013, which SEC letter served notice that the Company was not in compliance with Section 13(a) of the Exchange Act and stated that the Company had fifteen days from date of the letter to file all past due Exchange Act filings or face possible revocation of Company’s registration under 12(j) of the Exchange Act. The Company failed to get current in those Exchange Act filings. The Company has sent a letter, dated October 1, 2015, to the SEC and this Company letter sets forth a schedule for filing all past due Exchange Act filings. There can be no assurance that the SEC won’t deregister the Company under Section 12(j) even if the Company makes all past due filings. The failure to timely file the Exchange Act filings created the right of the SEC to deregister the Company under Section 12(j) of the Exchange Act.

The following table sets forth the high and low bid prices for our Common Stock per fiscal quarter as reported by the OTC Pink Sheets based on our fiscal year end August 31st and December 31st. These prices represent quotations between dealers without adjustment for retail mark-up, markdown or commission and may not represent actual transactions.

Fiscal Quarter	High	Low
January 1, 2015 – March 31, 2015	$0.195	$0.130
April 1, 2015 – June 30, 2015	$0.144	$0.030
July 1, 2015 – September 30, 2015	$0.060	$0.050

Fiscal Quarter	High	Low
January 1, 2014 – March 31, 2014	$0.210	$0.135
April 1, 2014 – June 30, 2014	$0.205	$0.145
July 1, 2014 – September 30, 2014	$0.200	$0.130
October 1, 2014 – December 31, 2014	$0.200	$0.100

Fiscal Period	High	Low
September 1, 2013 – December 31, 2013	$0.250	$0.075

Fiscal Quarter	High	Low
September 1, 2012 – November 30, 2012	$0.03	$0.011
December 1, 2012 – February 28, 2013	$0.036	$0.013
March 1, 2013 – May 31, 2013	$0.18	$0.014
June 1, 2013 – August 31, 2013	$0.148	$0.04

Capitalization

We have 100,000,000 authorized shares of Preferred Stock, $0.00001 par value, and 100,000,000 authorized shares of Common Stock, $0.00001 par value.

The Common Stock: (1) has no pre-emptive or cumulative voting rights; (2) are subordinated to the Preferred Stock in respect of dividend and liquidation distributions; (3) one (1) vote per share on all issues presented or requiring shareholder approval; and (4) all shares now outstanding are fully paid for and non-assessable and all shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable.

The Preferred Stock is serial preferred stock. The Board is authorized, within any limitations prescribed by Company articles of incorporation and by Nevada law, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of Preferred Stock including but not limited to the following:

(a)

The rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b)

Whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c)

The amount payable upon shares in the event of voluntary or involuntary liquidation;

(d)

Sinking fund or other provisions, if any, for the redemption or purchase of shares;

(e)

The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion;

(f)

Voting powers, if any, provided that if any of the Preferred Stock or series thereof shall have voting rights, such Preferred Stock or series shall vote only on a share for share basis with the Common Stock on any matter, including but not limited to the election of directors, for which such Preferred Stock or series has such rights; and,

(g)

Subject to the foregoing, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as the Board may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

Dividends

We have paid cash dividends on our Common Stock for the years ended December 31, 2013 and 2012 amounts to $234,359 and $256,410, respectively. Any future dividends will be subject to the discretion of our Board and will depend upon, among other things, future earnings, operating and financial condition, capital requirements, general business conditions and other pertinent facts. Therefore, there can be no assurance that any dividends on our common stock will be paid in the future.

Record Holders

As of September 30, 2015, December 31, 2014 and 2013, we had approximately 70 shareholders of 29,656,130 shares, 89 shareholders of 26,956,930 shares and 38 shareholders of 26,566,930 shares of the Common Stock issued and outstanding, respectively. There are no shares of Preferred Stock issued.

Transfer Agent

The Company transfer agent is Action Stock Transfer Corporation, located at 2469 E. Fort Union Blvd, Suite 214, Salt Lake City, UT 84121.

Changes in Control

Other than the Share Exchange Agreement, there are no present arrangements or pledges of the Company’s securities which may result in a change in control of the Company. The Company has elected not to be governed by the control share provisions or interested shareholder provisions of the laws of State of Nevada, specifically in Nevada Revised Statutes 78.378 to 78.3793, inclusive, and 78.411 to 78.444, inclusive.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

Related Party Transactions

Except as set forth in the footnotes of the attached financial statements, and other than the Acquisition, none of the directors or executive officers of the Company, nor any person who owned of record or was known to own beneficially more than 5% of the Company’s outstanding shares of its common stock, nor any associate or affiliate of such persons or companies, has any material interest, direct or indirect, in any transaction that has occurred during the past fiscal year, or in any proposed transaction, which has materially affected or will affect the Company.

Director Independence

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a)(2). Mr. Matthew Mecke, Mr. Johan Pehrson and Mr. Edmund Yeung are deemed independent directors (as defined under in NASDAQ Rule 5605(a)(2)) by the Company. Prior to Mr. Raymond Lee resignation in April 2015, he was deemed an independent director.

Additional Information About SINO

SEC Reports and Additional Information about the Company

SINO is subject to the informational and reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance with this law, files annual, quarterly and current reports, proxy statements and other information with the SEC. One can read and copy the SINO’s SEC filings, including its financial statements, at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Information on the operation of the Public Reference Room can be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site known as “EDGAR” and that contains our SEC reports, proxy and information statements, and other information at www.sec.gov. The Company is delinquent in filing certain Exchange Act reports on Form 10-Q and Form 10-K. The Company is endeavoring to file these Exchange Act reports in October and November 2015.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk and should only be considered by investors who can afford the entire loss of their investment as well as a lack of liquidity in the investment. If any of the following risks and uncertainties develop into actual events, our business, results of operations and financial condition could be adversely affected. In those cases, the trading price of our Common Stock could decline and investors may lose all or part of their investment. The Company’s failure to file all of its required Exchange Act reports means that there is not sufficient current information about the Company and its securities. The Company is endeavoring to correct these deficiencies in October and November 2015.

Risks Related to Our Business

Because we have a limited operating history in IP Business, and we have experienced changes in management, we may not be able to successfully manage our business or achieve profitability.

We have nominal operations that have not generated any operating income in our IP business. Even with the addition of the IT Business, our operating income and assets are not significant, especially in light of the numerous competitors in the IT Business and the fact that many of those competitors have substantially greater technical and financial resources, market share, broader geographical market reach, brand recognition, customer loyalty and strategic alliances than our company. We are vulnerable to larger competitors targeting our IT Business and the ability of our competitors to undercut our pricing for sustained periods. With limited resources and funding, our company cannot afford to engage in any pricing competition because we require profits in order to sustain our business. The likelihood of our success must be considered in light of the expenses, complications and delays frequently encountered in connection with the establishment and expansion of a small IT Business and fledging IP Business and the extremely competitive environment in which we will operate. Our performance must be considered in light of the risks, expenses and difficulties frequently encountered in establishing profitability in the evolving, highly competitive IP and IT industries. If we cannot successfully manage our business, we may not be able to generate future profits and may not be able to support our operations.

Our company has had changes in management in the past three years and such changes are not conducive to continuity of business or business strategies and are disruptive to business operations. If we do not maintain a stable, competent management team in IT Business and IP Business, our company may fail or fail to achieve profitability.

The IP industry and IT industry are highly competitive and if we are unable to compete successfully, our business will be harmed or fail.

The IP industry and IT industry are global with numerous competitors in every market and region. Further, many customers have or may develop or acquire the capability to provide IP and IT services and products in house, especially with the development of software and other technologies that eliminate or reduce the need for customers to use outside services like our company. Moreover, we believe foreign competitors and competitors with operations or subcontractors in countries such as South Korea and India may become an increasing source of competition, due largely to their access to low-cost, high-skilled labor and low cost IP or IT software and technological development resources. If we are unable to compete successfully against current or future competitors in the IP industry and IT industry, our expected revenues, margins and market share could be adversely affected, any of which could significantly harm our business or even our survival. We do not possess the resources to withstand any sustained downturn in business or extensive competition aiming our customer base.

Our success depends on certain key personnel.

Our performance to date has been and will continue to be largely dependent on the talents, efforts and performance of our senior management and key technical personnel, who generally have significant experience with our company and substantial relationships and reputations within the IP industry and IT industry. Certain of our executive officers and top technical personnel may enter into employment and noncompetition agreements. However, while it is customary in these industries to use employment agreements as a method of retaining the services of key executive personnel, these agreements do not guarantee us the continued services of such employees. We do not currently have an employment agreement with our key personnel, or with most of our key technical and engineering personnel. The loss of our executive officers or our other key personnel, particularly with little or no notice, could cause delays on business developments and projects and could have an adverse impact on our customers and industry relationships, our business, operating results or financial condition. We also lack the resources or funding to match more established competitors compensation packages for the kind of personnel that is critical to our company’s survival and success.

We rely on highly skilled and qualified personnel, and if we are unable to continue to attract and retain such qualified personnel it will adversely affect our businesses.

Our success depends to a significant extent on our ability to identify, attract, hire, train and retain qualified creative, technical and managerial personnel or to contract with such personnel as independent contractors. We expect competition for personnel with the specialized technical skills needed to create our products and provide our services will continue to intensify in the IP and IT businesses because commerce’s reliance on technology increases in order to meet the competitive need for operational efficiencies and related automation and connectivity. We plan to hire individuals on a project-by-project basis, and individuals who work on one or more projects for us may not be available to work on future projects. If we have difficulty identifying, attracting, hiring, training and retaining such qualified personnel, or incur significant costs in order to do so, our business and financial results could be negatively impacted.

We may not be able to successfully implement our strategies of penetrating into the IP industry and expanding in the IT industry, effectively or at all.

A key feature of our growth strategy is to establish IP business while expanding our IT Business. This strategy requires us to leverage the talents of our key personnel, their experience and developing and protecting any proprietary rights. As a company, however, we have limited financial resources to accomplish these goals. Entry into these businesses presents significant challenges and subjects our business lines to significant risks, including those risks set forth in these Risk Factors. The inability to successfully manage these challenges could adversely affect our potential success in these businesses. Such failure would significantly limit our ability to grow our businesses and could deplete our working capital and limit our ability to pursue our other planned businesses. We may lack the revenues and funding to pursue both the IT business and IP businesses, which could doom our business to failure.

Our successful pursuit of profitable businesses faces various risks and challenges, including:

*

the success of our businesses will be primarily dependent on customer acceptance of our services and products, which is extremely difficult to predict;

*

achieving sustainable operating revenues sufficient to support our businesses;

*

the businesses can be capital-intensive and our capacity to generate cash from our operations may be insufficient to meet our anticipated capital requirements, especially the capital needs of penetrating and developing the IP business;

*

technological developments could render obsolete our technologies, services and products and undermine both our IT and IP businesses;

*

the need to access expertise and technical resources in each market in which we may operate presents high capital costs that may be beyond our ability to fund;

*

we may be unable to compete for key personnel in both the IP and IT industries that pays a premium for talent;

*

a strikes by one or more of the labor unions or similar groups that may provide personnel essential to our operations, or a shortage of qualified personnel, could delay or halt our business operations;

*

customer tastes and demands can shift unexpectedly in the rapidly evolving IT and IP industries and we may lack the wherewithal to respond to such changes; and

*

acquisitions we pursue in our industry and related industries could result in operating difficulties, dilution to our shareholders and other consequences harmful to our business.

As part of our growth strategy, and if we attain funding and stability and profitability in our core businesses, we may selectively pursue strategic acquisitions in our industry and related industries. We may not be able to consummate such acquisitions, which could adversely impact our growth. If we do consummate acquisitions, integrating an acquired company, business or technology may result in unforeseen operating difficulties and expenditures, including:

*

increased expenses due to transaction and integration costs;

*

potential liabilities of the acquired businesses;

*

potential adverse tax and accounting effects of the acquisitions;

*

diversion of capital and other resources from our existing businesses;

*

diversion of our management’s attention during the acquisition process and any transition periods;

*

loss of key employees of the acquired businesses following the acquisition; and

*

inaccurate budgets and projected financial statements due to inaccurate valuation assessments of the acquired businesses.

Interruption or failure of our IP or IT systems could impair our ability to effectively and timely provide our services and products, which could damage our reputation and have an adverse impact on our operating results.

Our future success is significantly dependent on our ability to provide services that consistently meet our customers’ needs. We may rely on contractors and their software applications, hardware and other information technology and communications systems for the development and provision of our services.

Our services and products may be vulnerable to damage or interruption from earthquakes, hurricanes, terrorist attacks, floods, fires, power loss, telecommunications failures, computer viruses or other attempts to harm our systems, and similar events. Like all IT and IP based businesses, we are also vulnerable to hackers and destructive computer programs. The expertise of hackers is constantly evolving and no system is absolutely secure from hackers or malicious software programs.

We cannot predict the effect that rapid technological change may have on our business or industry.

The IP industry and IT industry are rapidly evolving, primarily due to technological developments. The rapid growth of technology prevents us from being able to accurately predict the overall effect that technological growth may have on our potential revenue and profitability. This requires us to either develop these capabilities by acquiring or developing our own intellectual property rights, which can result in substantial research and development costs and substantial capital expenditures for new equipment, or to purchase third-party licenses, which can result in significant expenditures. In the event we seek to obtain third-party licenses, we cannot guarantee that they will be available or, once obtained, will continue to be available on commercially reasonable terms, or at all. If we are unable to develop and effectively market new technologies that adequately or competitively address the needs of changes in our industry, it could have an adverse effect on our business and growth prospects.

Our revenue may be adversely affected if we fail to protect any essential proprietary rights or fail to enhance or develop new technology.

If we are unable to license third party technologies or develop our own proprietary technologies in response to the demands of the IP Business and IT Business, we may be unable to compete in those industries and we may fail. With our limited financial resources, we may be unable to attain or develop needed technologies required to be profitable to competitive.

We may enter into contracts to protect any licensed or developed technologies, but such agreements may be ineffective to protect technologies that are critical to our business.

In addition, we may be required to litigate in the future to enforce any technologies or any intellectual property rights, to protect our trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Any such litigation could result in substantial costs and diversion of resources and could have an adverse effect on our business and/or our operating results. We do not have reserves for litigation and may be unable to afford to litigate, which could mean the loss of the value of any intellectual property rights.

Third-party technology licenses may not continue to be available to us in the future.

We also rely on certain technology that we license from third parties, including software. These third-party technology licenses may not in the future be available to us on commercially reasonable terms, or at all. The loss of any of these technology licenses could result in delays in performance of work until we identify, license and integrate equivalent technology, and we may not be able to identify, or license any such equivalent technology in a timely manner or at all. Any resulting delays in a performance could damage our reputation and result in a decrease in our revenues during the period of delay, either of which could materially adversely affect our business, operating results and/or financial condition.

Others may assert intellectual property infringement claims against us.

If any claims or actions are asserted against us for intellectual property rights infringement, we may lack the funds to litigate and we may be unable to seek to obtain a license of a third-party’s intellectual property rights, which license may not be available on reasonable terms or at all.

We need additional and ongoing financing to fund our operations, which we may not be able to obtain on acceptable terms or at all. Additional capital raising efforts in future periods will be dilutive to our then current stockholders or result in increased interest expense and debt load in future periods.

We will need to raise additional and ongoing working capital to fund our plans to invest in development and acquisition of the operating assets. Our future capital requirements depend on a number of factors, including our ability to manage any growth of our businesses and our ability to control our expenses. Also, if we raise additional capital through the issuance of debt, this will result in increased interest expense. If we raise additional capital through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders will probably experience significant dilution due to the “penny stock” status of the SINO Common Stock.

New securities issued by us may contain certain rights, preferences or privileges that are senior to those of our Common Stock or other securities. Such seniority may adversely impact the rights and any possible financial return for our holders of the SINO Common Stock.

We cannot assure investors that we will be able to raise the working capital as needed in the future on terms acceptable to us, if at all. If we do not raise capital as needed, we will be unable to operate our business or fully implement our business development and acquisition expansion strategy.

The inability to successfully manage the growth of our business may have an adverse effect on our operating results.

If we experience growth in the number of employees and the scope of our operations, then such growth will result in increased responsibilities for our management. If our management is unable to successfully manage expenses in a manner that allows us to both improve operations and at the same time pursue potential market opportunities, the growth of our business could be adversely impacted, which may, in turn, negatively affect our operating results or financial condition. In addition, we believe that a critical contributor to any success will be a creative culture. As we attempt to grow and alter our business to focus increasingly on the creation, production and marketing of services and products, and as we experience change in response to the requirements of being a public company, we may find it difficult to maintain important aspects of our corporate culture, which could negatively affect our future success.

Changes in PRC, regional or global economic conditions could adversely affect our profitability.

A decline in economic conditions in the PRC could lead to a decrease in customer discretionary spending, which in turn could adversely affect demand for our IP business and/or IT business. In addition, an increase in price levels generally, or in price levels in a particular sector such as the energy sector, could result in a shift in customers’ demand away from our services and products or make competitors’ services and products more attractive and more affordable. Such events could cause a decrease in the demand for our services and products, which would have an adverse effect on our profitability and operating results.

The Company is subject to laws and regulations worldwide, changes to which could increase the Company’s costs and individually or in the aggregate adversely affect the Company’s business.

The Company is subject to general business and securities laws and regulations under the laws of PRC and U.S. These and other U.S. and foreign laws and regulations could affect the Company’s activities including, but not limited to, in areas of labor, advertising, digital content, consumer protection, real estate, billing, e-commerce, promotions, quality of services, telecommunications, mobile communications and media, television, intellectual property ownership and infringement, tax, import and export requirements, anti-corruption, foreign exchange controls and cash repatriation restrictions, data privacy requirements, anti-competition, environmental, health and safety. The control of the Communist Party over the government of PRC injects potential risk exposure from sudden, unexpected changes in laws or regulations or trade regulations that are adverse to the Company as a U.S. domiciled company.

The audit report included in our Annual Report was prepared by auditors who are not inspected by the Public Accounting Oversight Board (“PCAOB”) and as a result, our shareholders are deprived of the benefit of having PCAOB inspections.

The independent registered public accounting firm that issues the audit reports included in our annual reports filed with the SEC, as auditors of companies that are traded publicly in the United States and a firm registered with the Public Company Accounting Oversight Board (United States), or the “PCAOB”, is required by the laws of the United States to undergo regular inspections by the PCAOB to assess its compliance with the laws of the United States and professional standards. Because our auditors are located in Hong Kong SAR, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of the Hong Kong authorities, our auditors are not currently inspected by the PCAOB.

Inspections of other firms that the PCAOB has conducted outside Hong Kong SAR have identified deficiencies in those firms' audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The inability of the PCAOB to conduct inspections in Hong Kong SAR prevents the PCAOB from regularly evaluating our auditor's statements, audits and quality control procedures. As a result, investors may be deprived of the benefits of PCAOB inspections.

The inability of the PCAOB to conduct inspections of auditors in Hong Kong SAR makes it more difficult to evaluate the effectiveness of our auditor's quality control and audit procedures as compared to auditors outside of Hong Kong SAR that are subject to PCAOB inspections. Investors may lose confidence in our reported financial information and procedures and the quality of our financial statements.

We may be exposed to risks relating to management’s conclusion that our disclosure controls and procedures and internal controls over financial reporting are ineffective.

We do not have an independent audit committee and our Board of Directors may be unable to fulfill the functions of such a committee, which may compromise the management of our business. Our Board of Directors functions as our audit committee and is comprised of four directors, none of whom are considered to be "independent" in accordance with the requirements of Rule 10A-3 under the Securities Exchange Act of 1934. An independent audit committee plays a crucial role in the corporate governance process, assessment of the Company's processes relating to its risks and control environment, oversight of financial reporting, and evaluation of internal and independent audit processes. The lack of an independent audit committee may prevent the Board of Directors from being independent in its judgments and decisions and its ability to pursue the committee's responsibilities, which could compromise the management of our business.

Risks Related to Our Common Stock

There currently is only a minimal public market for our Common Stock. Failure to develop or maintain a liquid public trading market could negatively affect the value of our Common Stock and make it difficult or impossible for stockholders to sell their shares. We may be deregistered by the SEC for being delinquent in SEC filings under the Exchange Act and deregistration would substantially undermine any liquidity or trading of our Common Stock in the U.S. There is a “Limited Information” warning on our Common Stock.

Our Common Stock has been quoted on the OTC Pink Sheets since March 18, 2013. Because we are quoted on the OTC Pink Sheets, SINO Common Stock is less liquid, receives less or no coverage by security analysts and news media, and generates lower prices than might otherwise be obtained if they were listed on a national securities exchange or NASDAQ. Since we are delinquent in our Exchange Act filings with the SEC, there is a “limited information” warning on our Common Stock by the OTC Markets Group. Further, since we are delinquent in Exchange Act reports with the SEC, the SEC may deregister us under Section 12(j) of the Exchange Act and such deregistration would substantially undermine or eliminate the liquidity and trading our Common Stock in the U.S. Deregistration could render our Common Stock worthless.

Some, but not all, of the factors which may delay or prevent the listing of our Common Stock on a more widely-traded and liquid market include the following: our stockholders’ equity may be insufficient; the market value of our outstanding securities may be too low; our net income from operations may be too low; our common stock may not be sufficiently widely held; we may not be able to secure market makers for our Common Stock; and we may fail to meet the rules and requirements mandated by, any of the several exchanges and markets to have our Common Stock listed.

The market price for our Common Stock is particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history in the IP Business and lack of sustained profits which could lead to wide fluctuations in our share price.

The market for our Common Stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our Common Stock are sporadically and thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our Common Stock are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative or “risky” investment due to our limited operations and lack of sustained profits to date, and uncertainty of future market acceptance for our potential products and services. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a seasoned issuer. Many of these factors are beyond our control and may decrease the market price of our Common Stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our Common Stock will be at any time, including as to whether our common stock will sustain their current market prices, or as to what effect that the sale of shares or the availability of common stock for sale at any time will have on the prevailing market price.

The application of the “penny stock” rules could adversely affect the market price of our Common Stock and increase your transaction costs to sell those shares.

The SEC has adopted Rule 3a51-1 (17 CFR §240.3a51-1) under the Exchange Act, which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 of Exchange Act requires:

*

that a broker or dealer approve a person’s account for transactions in penny stocks, and

*

the broker or dealer receives from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

*

obtain financial information and investment experience objectives of the person, and

*

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

*

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

*

sets forth the basis on which the broker or dealer made the suitability determination, and

*

that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

We are delinquent in our SEC filings under the Exchange Act and as such there is not adequate information available for investors to make prudent investment decisions about our Common Stock or to evaluate our business lines.

While we intend to become current in all Exchange Act filing obligations by the end of fiscal year 2015, we are not current in those filings and such delinquency means there is inadequate information for investors to evaluate an investment in our common stock or to evaluate our business and its prospects.

We may be deregistered by the SEC under Section 12(j) of the Exchange Act at any time, which would mean further liquidity in respect of our common stock and further lack of adequate public information about our common stock and our company effectively undermine the liquidity and trading of our Common Stock and render such shares worthless absent renewed trading of such shares.

Our Common Stock is not currently Rule 144 eligible since we are delinquent in our SEC Filings. Even if our Common Stock was Rule 144 eligible, the application of Rule 144 creates some investment risk to potential investors; for example, existing shareholders may be able to rely on Rule 144 to sell some of their holdings, driving down the price of the shares you purchased.

We are not currently current in our Exchange Act filings with the SEC and, as such, SINO Common Stock is not eligible for resale under Rule 144 of the Securities Act.

Even if our common stock was Rule 144 eligible, the SEC adopted amendments to Rule 144 which became effective on February 15, 2008 that apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell their securities provided that: (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding a sale, (ii) we are subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and (iii) if the sale occurs prior to satisfaction of a one-year holding period, we provide current information at the time of sale.

Persons who have beneficially owned restricted shares of our Common Stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

*

1% of the total number of securities of the same class then outstanding; or

*

the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144.

A limited number of our shareholders own a large percentage of our Common Stock, which will allow them to exercise significant influence over matters subject to shareholder approval.

Our executive officers, directors and their affiliated entities will beneficially own or control approximately 53.8% of the outstanding shares of our Common Stock. Accordingly, these executive officers, directors and their affiliated entities, acting as a group, will have substantial influence over the outcome of corporate actions requiring shareholder approval, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets or any other significant corporate transaction. These shareholders may also delay or prevent a change of control or otherwise discourage a potential acquirer from attempting to obtain control of us, even if such a change of control would benefit our other shareholders. This significant concentration of Common Stock ownership may adversely affect the trading price of our common stock due to investors’ perception that conflicts of interest may exist or arise.

ITEM 3.02

Unregistered Sales of Equity Securities

On November 11, 2013, the SINO Board of Directors approved and SINO issued 1,000,000 shares of Common Stock at $0.00001 par value per share to settle professional fees for 2013. The issuance of the securities was exempt from registration under Section 4(a)(2) of the Securities Act as transactions by an issuer not involving any public offering.

During December 2014, SINO completed a private placement with 8 accredited investors pursuant to which we sold 390,000 common shares, at price of $0.15 per share, or approximately $45,000.00 in the aggregate. The issuance of these securities was exempt from registration under Regulation S and Section 4(a)(2) of the Securities Act.

In April 2015, SINO completed a private placement with 2 accredited investors pursuant to which we sold 2,699,200 common shares, at price of $0.19 per share, or approximately $512,848.00 in the aggregate. A 3% of the consideration received was paid as agency commission to the introducing agents for the introduction of the investors. The issuance of these securities was exempt from registration under Regulation S and Section 4(a)(2) of the Securities Act.

The recipients of securities in each transaction represented their intention to acquire the securities for investment only and not with a view to or for sales in connection with any distribution thereof and appropriate legends were affixed to the share certificates as “Restricted Stock” under Rule 144 of the Securities Act.

ITEM 4.01

Changes in Registrant’s Certifying Accountant

On June 25, 2015, Company approved a resolution to appoint AWC (CPA) Ltd. (“AWC”), 7th Floor, Nan Dao Commercial Building, 359-361 Queen’s Road Central, Sheung Wan, Hong Kong SAR, to replace its current certifying public auditor, Sadler, Gibb & Associates, LLC (“SGA”) of Salt Lake City, Utah. The Board decided to change certifying public auditor because SGA advised the Board that SGA did not wish to handle future audit work for Hong Kong SAR-based operations due to the cost and resource demands.

AWC has provided the Company with the required independent letter under Rule 3526 of Public Company Accounting Oversight Board rules.

SGA’s report on the financial statements for the transitional period of September 1, 2013 through December 31, 2013 and for the fiscal year ended August 31, 2013, contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting, except that the report contained an explanatory paragraph stating that there was substantial doubt about the Company's ability to continue as a going concern.

During the years ended December 31, 2013, August 31, 2013 and 2012 and through June 25, 2015, (i) there were no disagreements with SGA on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of SGA, would have caused SGA to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements for such years, and (ii) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided a copy of the foregoing statements to SGA and requested a letter from SGA to the Securities and Exchange Commission stating whether SGA agrees with the above statements. A copy of SGA’s letter, dated June 29, 2015, is attached to this Current Report on Form 8-K as Exhibit 16.1.

During the years ended December 31, 2013, August 31, 2013 and 2012 and through June 25, 2015, neither the Company nor anyone acting on behalf of the Company consulted with AWC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on the Company’s financial statements, or any other matters set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Attestation Report of the Public Accounting Firm. We were not required to have, nor have we, engaged our independent registered public accounting firm to perform an audit of internal control over financial reporting pursuant to the rules of the SEC that permit us to provide only management’s report in our Exchange Act filings.

ITEM 5.01

Changes in Control of Registrant

The information regarding change of control of the Company in connection with the Share Exchange is set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets” is set forth above.

ITEM 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal officers; Compensatory Arrangements of Certain Officers

On August 26, 2013, the SINO Board of Directors accepted and approved changes in Directors and Principal Officers as follows:

i.

Resignation of Matthew Mecke as President but remain as Director of the Company;

ii.

Resignation of Chi Ho Lee as Director, Treasurer and Secretary of the Company;

iii.

Appointment of Kenneth Tan as President and Director of the Company;

iv.

Appointment of Alex Chan as Treasurer and Director of the Company;

v.

Appointment of Bella Tsang as Secretary and Director of the Company;

On April 10, 2015, Mr. Raymond Lee resigned as Director of the Company. Mr. Lee resigned on his own accord and his resignation is not a result of disagreement to any matter relating to the company.

Except as otherwise disclosed herein, there are no related party transactions between the SINO and any newly appointed directors or officers that would require disclosure under Item 404(a) of Regulation S-K, or arrangements or understandings in connection with anyone’s appointment to the SINO Board of Directors.

The above resignations were not due to any dispute or any disagreement with the Company, including with respect to any matter relating to the Company’s operations, policies or practices.

On June 25, 2015, Alex Chan, the Chief Financial Officer, Treasurer and a Director of the Company tendered his resignation as a director from the Company’s Board of Directors (the "Board") and as Chief Financial Officer and Treasurer, effective as of close of business on June 30, 2015 (the "Resignation Date"). Mr. Chan is retiring and he has no disputes with the Company over its business or financial affairs, internal controls or management practices.

On June 25, 2015, the Board appointed Ms. Bella Tsang Po Yee, the Company’s current Secretary and Director, as its Treasurer and principal financial officer. Her compensation arrangement will be determined at a later date.

On June 25, 2015, the Board appointed Edmund Yeung Chun Wing as a member of the Board to fill the vacancy created by the resignation of Raymond Lee on April 10, 2015. His appointment is effective as of June 25, 2015. There are no arrangements or understandings with any person pursuant to which Mr. Yeung was appointed as a member of the Board.

The Board intends to approve the compensation arrangement for Mr. Yeung’s service as a member of the Board at a future date.

Mr. Yeung is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

For the past ten years, Mr. Yeung has been a Managing Director for Whole Glory Investments Ltd., a property investment company. Previously, he also served as the executive director of Combined Chemicals Co., an adhesive product manufacturer, for 15 years.

The information regarding the Compensatory Arrangement of Certain Officers set forth in Item 2.01, “Executive Compensation” and “Director Compensation” is incorporated herein by reference.

ITEM 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 27, 2015, the Company’s Board of Directors authorized a change in the Company’s fiscal year end from August 31st to December 31st, beginning as of December 31, 2013.

SINO filed a transitional Form 10-K for the period from September 1, 2013 through December 31, 2013 with the SEC on May 19, 2015.

On June 25, 2015, the Board adopted an amendment to the Bylaws of the Company (the "Bylaws Amendment"). The Bylaws Amendment became effective on June 25, 2015. The purpose of the Bylaws Amendment was to clarify and expand the duties of the Treasurer, which duties were amended to include the duties of the principal financial officer of the Company.

The foregoing is a summary description of the Bylaws Amendment and is qualified in its entirety by reference to the full text of the Bylaws Amendment, which is filed as Exhibit 3.1 to the Form 8-K filed by SINO with the Commission on July 1, 2015 and is incorporated by reference into this Report.

ITEM 5.06

Change in Shell Company Status

Prior to the Acquisition, we were a not “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) based on the Company position that we are a start-up company formed to pursue a specific business and not a blank check company formed to locate a suitable acquisition. Prior to the Acquisition, our business was to develop and commercialize the IP Business. Upon the Acquisition consummation, we have revenue generating operations and assets.

Item 9.01

Financial Statements and Exhibits

(a)

Financial statements of business acquired.

Attached hereto are the audited financial statements of VEI CHN as of and for the years ended December 31, 2013 and 2012, with the notes related thereto are filed as Exhibit 99.1.

(b)

Pro Forma Financial Information.

The unaudited pro forma condensed combined balance sheet of VEI CHN as of December 31, 2013 and the unaudited pro forma condensed combined statements of income of VEI CHN for the year ended December 31, 2013 and notes related thereto are filed as Exhibit 99.2 and incorporated herein by reference.

(d)

Exhibits

Exhibit

Description

Number

3.1

Amendment to Sino Payments, Inc. By-Laws, dated June 25, 2015. *

3.2

ByLaws of Sino Payments, Inc. **

3.2.1.

Amendment to Sino Payments, Inc. By-Laws, dated June 25, 2015. ***

4.1

Specimen of Common Stock Certificate of Sino Payments, Inc., #

10.1

Share Exchange Agreement, dated November 21, 2011, among Sino Payments, Inc. and TIG Investments Group Limited and a majority of the stockholders of TIG

10.2

Supplementary Agreement, dated December 1, 2013, between Sino Payments, Inc. and TIG Investments Group Limited and a majority of the stockholders of TIG

10.3

Securities Purchase Agreement, dated June 7, 2013, by Sino Payments, Inc. and certain investors ##

14.1

Code of Ethics ###

16.1

Letter from Sadler, Gibb & Associates, dated June 29, 2015, regarding Change in Certifying Accountant.^

99.1

Audited consolidated financial statements as of December 31, 2012 and 2013.

99.2

Unaudited combined pro forma financial statements as of December 31, 2013.

*

Incorporated by reference to Exhibit 3.1 to the Form SB-2 Registration Statement filed by Sino Payments, Inc. with the Commission on November 19, 2007.

**

Incorporated by reference to Exhibit 3.2 to the Form SB-2 Registration Statement filed by Sino Payments, Inc. with the Commission on November 19, 2007.

***

 Incorporated by reference to Exhibit 3.1 to the Form 8-K Report filed by Sino Payments, Inc. with the Commission on July 1, 2015.

#

Incorporated by reference to Exhibit 4.1 to the Form SB-2 Registration Statement filed by Sino Payments, Inc. with the Commission on November 19, 2007.

##

Incorporated by reference to the Form 8-K filed by Sino Payments, Inc. with the Commission on November 21, 2013

###

Incorporated by reference into this Report and filed as Exhibit 14.1 of the Form 10-Q for the quarter ended May 31, 2009 and filed with the SEC on July 20, 2009.

^

Incorporated by reference to Exhibit 16.1 to the Form 8-K filed by Sino Payments, Inc. with the Commission on July 1, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sino Payments, Inc.

October 15, 2015

/s/ Kenneth Tan

By: Kenneth Tan

Its: President and Director

EXHIBIT INDEX

Exhibit

Description

Number

10.1

Share Exchange Agreement, dated November 21, 2011, among Sino Payments, Inc. and TIG Investments Group Limited and a majority of the stockholders of TIG

10.2

Supplementary Agreement, dated December 1, 2013, between Sino Payments, Inc. and TIG Investments Group Limited and a majority of the stockholders of TIG

99.1

Audited consolidated financial statements as of December 31, 2012 and 2013.

99.2

Unaudited combined pro forma financial statements as of December 31, 2013.